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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882, No. 333-25595,
No. 333-88655, No. 333-75003, No. 333-30030 and 333-55812) of BankUnited
Financial Corporation of our report dated October 29, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Miami, Florida
December 26, 2001